Exhibit 23.4

June 26, 2025

Sharewow Limited

Suite 310, Building B, Huijin Huli Building

No. 966 Anling Road, Huli District

Xiamen City, Fujian Province, 361017, China

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Sharewow Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Market Research on 3D Portrait Photography Industry” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary”, “Industry”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus); (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other registration statements and other SEC filings or submissions (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO and other capital raising transactions, (vi) in other publicity and marketing materials in connection with the Proposed IPO and other capital raising transactions, and (vii) in any future offering documents.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charles Lau
Name: Charles Lau
Title: Executive Director

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